POWER OF ATTORNEY
I hereby constitute and appoint each of Jay Kim and Deborah Vigdal, each acting alone, as my true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution for me and in my name, place and stead, to:
1. sign for me and on my behalf, in my capacity as a officer, director and/or shareholder of First California Financial Group, Inc.,
Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; and 2. do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such Forms with the United States
Securities and Exchange Commission and any stock exchange or similar authority.  I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  I acknowledge that the attorneys-in-fact named above, in serving in such capacity at my request, are not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934, as amended.
This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities of First California Financial Group, Inc., unless earlier revoked by me in a signed writing delivered to the attorneys-in-fact named above.
IN WITNESS WHEREOF, I have signed this Power of Attorney on June 16, 2008.
William M. Pohlad